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                                                                   EXHIBIT 10.16

                         AGREEMENT AND GENERAL RELEASES


     This Agreement and General Releases ("Agreement") is made and entered into as of the 15th day of April, 1999 by and among RECOVERY NETWORK, INC., a Colorado corporation ("RTV"), TCI ONLINE RN HOLDINGS, INC. ("TCI"), FHC INTERNET SERVICES, LC, a Virginia limited liability company ("FHC"), and LIFESCAPE 1 TO 1, LLC, a Delaware limited liability company f/k/a RecoveryNet Interactive, LLC ("RI") with reference to the following facts:

     A. RTV, TCI and FHC are parties to (i) that certain Amended and Restated Operating Agreement of RecoveryNet Interactive, LLC dated as of October 26, 1998 ("Operating Agreement") pursuant to which they agreed to be, and are, the members of RI, and (ii) that certain Adjustment Agreement dated October 26, 1998 ("Adjustment Agreement").

     B. RTV and RI are parties to that certain Services Agreement dated as of October 26, 1998 ("Services Agreement").

     C. RTV has asserted in a letter dated March 24, 1999 from its legal counsel, that it has various claims against TCI and FHC (collectively "RTV's Claims"). TCI and FHC deny that RTV's Claims have any merit.

     D. Despite good faith efforts, TCI and FHC, on the one hand, and RTV, on the other hand, are unable to resolve certain differences concerning the operation and management of RI.

     E. Solely to avoid time consuming and expensive litigation and to resolve the current differences concerning the operation and management of RI, the parties to this Agreement have agreed, as set forth below, that in exchange for a cash payment, the transfer of RI's interest in a certain website, and the release of any and all claims any of TCI, FHC and RI, asserts it has against RTV, RTV will transfer its interest in RI to TCI, FHC, RTV will release any and all claims RTV asserts it has against TCI, FHC and RI, and the parties hereto will terminate certain agreements to which RTV is a party.

     G. RTV and RI or TCI may be parties to other agreements not named in these recitals. The parties intend by this Agreement to terminate only the Services Agreement and the Adjustment Agreement, and to acknowledge the fact that RTV will have no rights related to RI or RI's business upon the consummation of the transactions described in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties herein agree as follows:

     1.   Conveyance of interest by RTV.

     RTV hereby conveys its membership interest in RI and all of its rights, titles and
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interests, of all types, in and to RI and RI's assets (collectively, the
"Interest") to TCI and to FHC in equal shares. The Interest is the same twenty percent interest originally acquired by RTV under the Operating Agreement.
From and after the date hereof, RTV shall have no rights of any kind related to RI or RI's business, subject to the performance by TCI and FHC of their obligations under this Agreement. To the extent that this conveyance, or the procedure for accomplishing this conveyance, is different from, inconsistent with, or contrary to, any provision of the Operating Agreement, the parties agree that the provisions of this Agreement supersede the Operating Agreement.

     2.   Termination of Agreements; Return of RTV Website to RTV.

     2.1 The parties that the Adjustment Agreement and the Services Agreement are hereby terminated, and shall have no further force or effect.

     2.2 RI hereby conveys to RTV, without warranty except as otherwise set forth in this Agreement, all of RI's right, title and interest in and to the Internet website known as "www.recoverynetwork.com", and in and to the Uniform Resource Locators "www.recoverynetwork.com" and "www.recoverynet.com. Each party shall have the unrestricted right to engage in any business and to compete against the other. RTV acknowledges and agrees that RI will continue to use the URL "recovery1to1", and RTV agrees to remove all references to RTV from the "recovery1to1" website as quickly as reasonably possible following the execution of this Agreement.

     3.   Payment.

     Within ten (10) business days following the execution and delivery of this Agreement by all parties, TCI and FHC shall pay to RTV an aggregate sum of Eight Hundred Fifty Thousand Dollars ($850,000.00) by federal funds wire transfer to the account which RTV designates to TCI and FHC in writing upon the execution of this Agreement. Such payment is, together with the provisions of
Article 2 and the release set forth in Article 6 of this Agreement, the entire consideration due to RTV under this Agreement or otherwise. The parties acknowledge and agree that said sum is fair and adequate consideration for the settlement of the disputes between them and for all of the transactions described in this Agreement.

     4.   Representations and Warranties of RTV.

     4.1 RTV hereby makes the representations and warranties set forth in Sections 4.2 and 4.5 below to each of the other parties to this Agreement. The complete truth of all of such representations and warranties are conditions to the obligation of the other parties to perform their obligations under this Agreement, as well as covenants of RTV. All of such representations and warranties shall survive the consummation of the transactions contemplated by this Agreement.

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          4.2  RTV has the full right, power and authority to enter into, and perform its obligations under, this Agreement without the consent of, or payment of any money or other consideration to, any person or entity. This Agreement has been duly executed and delivered by RTV, and constitutes a legal, valid and binding obligation on RTV. There is no legal basis known to RTV for any person to object to the terms of this Agreement, and this Agreement is enforceable against RTV in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors. The execution, delivery and performance of this Agreement by RTV and the consummation of the transactions contemplated hereby: (i) do not and will not conflict with, or result in a breach, default, violation or loss of any benefit under any agreement, mortgage, lease, license or other instrument or obligation of RTV; (ii) do not require the consent or permission of any person or governmental agency; and (iii) will not violate any law, rule or regulation of any agency or governmental body to which RTV is subject. No registration, declaration or filing with any governmental or administrative authority is required on the part of RTV or any officer, director or shareholder of RTV in connection with the execution, delivery and performance of this Agreement. RTV has received independent legal advice from attorneys of its own choice with respect to the advisability of entering into this Agreement. Prior to the execution of this Agreement, RTV's attorneys reviewed this Agreement at length and made all desired changes. TCI, FHC and RI and their attorneys have made various statements and representations to the other parties and their attorneys during negotiations leading to this Agreement. Nevertheless, RTV specifically does not rely upon any statement, representation, legal opinion, or promise of any other party or its counsel in executing this Agreement or in making the settlement provided for herein, except as expressly stated in this Agreement. RTV, together with its attorneys, has made such investigation of the facts and the law pertaining to this settlement and this Agreement, and of all the matters pertaining thereto, as it deems necessary. RTV forever waives all rights to assert that this Agreement was the result of a mistake in law or in fact. RTV is the sole and lawful owner of all right, title and interest in and to every claim and other matter which it releases through this Agreement, and that it has not assigned or transferred, or purported to assign or transfer to any person or entity any claims or other matters released through this Agreement. RTV has not filed against TCI, FHC and/or RI any complaints, charges, demands, causes of action, or other claims in any jurisdiction or before any dispute resolution entity.

          4.3 RTV is the sole owner, beneficially and of record, of the entire Interest. RTV has not entered into any agreement with any person regarding the sale, transfer or other disposition of all or any part of the Interest.

          4.4 Upon the execution of this Agreement, FHC and TCI will collectively hold good and valid title to the entire Interest free and clear of all liens, claims, charges or other encumbrances of any nature whatsoever.

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          5.   Representations and Warranties of TCI, FHC and RI.

          5.1 TCI, FHC and RI hereby represent and warrant to RTV as set forth in Section 5.2 below. The complete truth of all such representations and warranties are conditions to the obligations of RTV to perform its obligations under this Agreement as well as covenants of FHC, TCI and RI. All of such representations and warranties shall survive the consummation of the transactions contemplated by this Agreement. Each of TCI, FHC, and RI is making the representations solely as to itself and shall not be responsible for the truth or untruth of any representation made by the others.

          5.2 TCI, FHC and RI each has the full right, power and authority to enter into, and perform its obligations under, this Agreement without the consent of, or payment of any money or other consideration to, any person or entity. This Agreement has been duly executed and delivered by RI, TCI and FHC, and constitutes a legal, valid and binding obligation on each of TCI, FHC and RI. There is no legal basis known to TCI, FHC or RI for any person to object to the terms of this Agreement, and this Agreement is enforceable against each of them in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the rights of creditors. The execution, delivery and performance of this Agreement by TCI, FHC and RI, and the consummation of the transactions contemplated hereby: (i) do not and will not conflict with, or result in a breach, default, violation or loss of any benefit under any agreement, mortgage, lease, license or other instrument or obligation of TCI, FHC or RI; (ii) do not require the consent or permission of any person or governmental agency; and (iii) will not violate any law, rule or regulation of any agency or governmental body to which TCI, FHC or RI is subject. No registration, declaration or filing with any governmental or administrative authority is required on the part of RI, FHC or TCI in connection with the execution, delivery and performance of this Agreement. TCI, FHC and RI have received independent legal advice from attorneys of its own choice with respect to the advisability of entering into this Agreement. Prior to the execution of this Agreement, the attorneys for TCI, FHC and RI, respectively, have reviewed this Agreement at length and made all desired changes. RTV and its attorneys have made various statements and representations to the other parties and their attorneys during negotiations leading to this Agreement. Nevertheless, TCI, FHC and RI specifically do not rely upon any statement, representation, legal opinion, or promise of any other party or its counsel in executing this Agreement or in making the settlement provided for herein, except as expressly stated in this Agreement. TCI, FHC and RI, together with their attorneys, have made such investigation of the facts and the law pertaining to this settlement and this Agreement, and of all the matters pertaining thereto, as it deems necessary. TCI, FHC and RI forever waive all rights to assert that this Agreement was the result of a mistake in law or in fact. THC, FHC and RI are the sole and lawful owners of all right, title and interest in and to every claim and other matter which each is releasing through this Agreement, and that they have not assigned or transferred, or purported to assign or transfer to any person or entity any claims or other matters released through this Agreement. TCI, FHC and RI have not filed


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against RTV any complaints, charges, demands, causes of action, or other claims in any jurisdiction or before any dispute resolution entity.

          5.3 Although TCI, FHC and RI agree that the consideration being given to RI under this Agreement is fair and adequate consideration for the settlement of the disputes between them and for all of the transactions described in this Agreement (which transactions include, but are not limited to, the conveyance of the Interest as described herein); however, TCI, FHC and RI make no representations to RTV concerning the value of the Interest. No sale of any interest in RI to any third party following the date of this Agreement, regardless of the sum paid by such third party for its interest, shall affect the parties' agreement that the sum being paid to RTV under this Agreement is fair and adequate consideration for the transactions described in this Agreement.

          5.4 RI makes no representation or warranty regarding the recoverynetwork.com website (there being no website for recoverynet.com; such Uniform Resource Locator being only a link to the recoverynetwork.com website) except that RI made no changes to, and did not transfer to any person any interest in, the recoverynetwork.com website following the date that RTV originally conveyed said website to RI, other than changes made with the knowledge and consent of RTV.

          6.   Releases by RTV.

          Subject to the performance by RI, TCI and FHC of their obligations under this Agreement, RTV, for itself and on behalf of its respective present and former officers, directors, shareholders, employees, agents, attorneys, representatives, successors, and assigns, hereby releases, waives and discharges each of RI, TCI and FHC, and each of their respective parents, subsidiaries, or otherwise affiliated corporations, partnerships or business enterprises, and each of their respective present and former officers, directors, shareholders, employees, agents, attorneys, representatives, successors, and assigns, from any and all causes of action, claims, charges, demands, losses, damages, compensation, costs, agreements, attorneys' fees and liabilities of any kind that it or they may have or claim to have, whether known or unknown, suspected or unsuspected, in any way relating to or arising out of any act or omission from the beginning of time through the date of the execution of this Agreement arising out of or concerning RI or RTV's involvement with RI, including, without limitation, RTV's Claims.

          7.   Releases by RI, TCI and FHC.

          Subject to the performance of RTV of its obligations under this Agreement, each of RI, TCI and FHC, for itself and on behalf of its officers, directors, shareholders, employees, agents, successors, and assigns, hereby releases, waives and discharges RTV and its parents, subsidiaries, or otherwise affiliated corporations, partnerships or business enterprises, and each of its respective present and former officers, directors, shareholders, employees, agents, attorneys, representatives, successors, and assigns, from any and all causes of action, claims, charges, demands, losses, damages, compensation, costs, agreements, attorneys' fees and

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liabilities of any kind that it or they have or claim to have, whether known or unknown, suspected or unsuspected, in any way relating to or arising out of any act or omission from the beginning of time through the date of the execution of this Agreement arising out of or concerning RI or RTV's involvement with RI. Notwithstanding the generality of the previous sentence, the release set forth in this Article 7 is not intended to release, and does not release, any cause of action, claim, charge, demand, loss, damage, compensation, costs, agreements, defenses, counterclaims, setoffs, attorneys' fees and liabilities against any person, who was, is, or hereafter may be, employed in any manner by RI who at any time have been an employee, agent or representative of RTV who asserts a claim against RI, TCI, FHC or any of their respective affiliates.

     8.   Waiver of "Section 1542" -- type statutes.

     Not withstanding the fact that this Agreement is governed by Colorado law, and not California law, the parties wish to emphasize their intent with respect to unknown causes of action as follows: It is the intention of each party in executing this Agreement that this Agreement shall be effective as a bar to each and every claim, demand or cause of action described above to be so barred. In furtherance of this intention, each party hereby expressly waives any and all rights and benefits which might be conferred upon it by the provisions of
Section 1542 of the California Civil Code (if such law were applicable to this Agreement), and any similar law in any state which might be found to be applicable to this Agreement, notwithstanding the express choice of Colorado law by the parties. Section 1542 of the California Civil Code provides:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor."

Each party providing a release under this Agreement hereby acknowledges the foregoing waivers of the provisions of Section 1542 of the California Civil Code, and similar provisions in the law of any state which might be found applicable to this Agreement notwithstanding the express choice of Colorado law by the parties, was separately bargained for.

     9.   Miscellaneous

     9.1 This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, discussions, understandings, negotiations and commitments of any kind between the parties. This Agreement may not be amended or supplemented, nor may any rights hereunder be waived, except in a writing signed by all of the parties hereto.

     9.2  The section and paragraph headings in this Agreement are included for



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convenience only, are not a part of this Agreement and shall not be used in construing it.

     9.3 The parties intend that the provisions of this Agreement not be severable.

     9.4 The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the law of the State of Colorado without regard to Colorado's conflicts of law principles. The parties agree that any and claims concerning this Agreement must be brought in, and the parties agree to submit to the jurisdiction of the United States Federal District Court for the District of Colorado, unless that court cannot exercise jurisdiction over such claim or claims, in which case the parties agree that such claims must be brought in, and the parties agree to submit to the jurisdiction of, the District Court for the City and County of Denver, Colorado. The terms of this Agreement shall not be construed against any party by reason of that party's having drafted, or having contributed language to the drafting of, this Agreement.

     9.5 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.6 Each party will execute such other and further documents reasonably requested by the other parties to carry out the purposes of this Agreement.

     9.7 This Agreement effectuates the settlement of claims which are contested. Nothing in this Agreement shall constitute or be construed as an admission of liability or wrongdoing by any party.

     9.8 The parties agree to keep confidential all of the terms of this Agreement (other than the fact that RTV is no longer a member of RI and conveyed its Interest to the other members), and shall not disclose the terms of this Agreement to any person other than their


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respective legal and financial advisors, and except for disclosure of the minimum information required under federal and state securities laws applicable to RTV.

        9.9 The parties shall, on the next business day following the execution of this Agreement by all parties, release the press release attached hereto as Exhibit "A".

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


TCI ONLINE RN HOLDINGS, INC.            RECOVERY NETWORK, INC.

By:                                     By:
   --------------------------------        --------------------------------
Name:                                   Name:
Title:                                  Title:

FHC INTERNET SERVICES, LC               LIFESCAPE 1 TO 1, LLC

By:                                     By:
   --------------------------------        --------------------------------
Name:                                   Name:
Title:                                  Title:



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                                  EXHIBIT "A"

                             Text of Press Release



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